UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2007
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On August 30, 2007, Calumet Specialty Products Partners, L.P. (the “Partnership”) and certain of its operating subsidiaries, including Calumet Lubricants Co., Limited Partnership (“Lubricants”), entered into a Fourth Amendment to their Revolving Credit Agreement (the “Revolver Amendment”). The Revolver Amendment amended the Partnership’s Revolving Credit Agreement dated as of December 9, 2005 (the “Revolver”), by and among Bank of America, N.A., as Agent for the lenders, and certain other lenders party thereto (collectively with Bank of America, N.A., the “Revolver Lenders”). Pursuant to the Revolver Amendment, the Revolver Lenders agreed to amend the Revolver to increase the Shreveport Capex Exclusion Limit from $105.7 million to $200.0 million.
     On August 30, 2007, the Partnership and certain of its operating subsidiaries, including Calumet Lubricants Co., Limited Partnership, entered into a Third Amendment to their Term Loan Credit Agreement and Assignment (the “Term Loan Amendment”). The Term Loan Amendment amended the Partnership’s Term Loan Credit Agreement dated as of December 9, 2005 (the “Term Loan”), by and among Bank of America, N.A., as Administrative Agent for the lenders, and certain other lenders party thereto (collectively with Bank of America, N.A., the “Term Loan Lenders”). Pursuant to the Term Loan Amendment, the Term Loan Lenders agreed to amend the Term Loan to increase the Shreveport Capex Exclusion Limit from $105.7 million to $200.0 million. The Term Loan Amendment also required the Partnership to repay on August 30, 2007 $19 million of borrowings outstanding under the Term Loan plus accrued interest. After the $19.0 million repayment, which was paid from cash on hand and drawings under the Revolver, the Partnership’s total borrowings under the Term Loan were reduced to $30.3 million. In addition, pursuant to the assignment provisions of the Term Loan Amendment, the Administrative Agent took assignment from the other Term Loan Lenders of $27.0 million of the $50.0 million outstanding letter of credit facility to support crack spread hedging. This assignment did not increase or decrease the Partnership’s $50.0 million outstanding letter of credit facility to support crack spread hedging.
     The Revolver Amendment and the Term Loan Amendment made no other substantive changes to the original terms and conditions of the Revolver or the Term Loan, respectively.
     Copies of the Revolver Amendment and the Term Loan Amendment are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Fourth Amendment, dated as of August 30, 2007, to Revolving Credit Agreement dated as of December 9, 2005 among Calumet Lubricants Co., Limited Partnership, as Borrower, and certain of its affiliates, including Calumet Specialty Products Partners, L.P., as Guarantors, and the lenders party thereto.

10.2	Third Amendment, dated as of August 30, 2007 to Term Loan Credit Agreement dated as of December 9, 2005 among Calumet Lubricants Co., Limited Partnership, as Borrower, and certain of its affiliates, including Calumet Specialty Products Partners, L.P., as Guarantors, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
By:	CALUMET GP, LLC,
its General Partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and Secretary

September 5, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fourth Amendment, dated as of August 30, 2007, to Revolving Credit Agreement dated as of December 9, 2005 among Calumet Lubricants Co., Limited Partnership, as Borrower, and certain of its affiliates, including Calumet Specialty Products Partners, L.P., as Guarantors, and the lenders party thereto.

10.2	Third Amendment, dated as of August 30, 2007 to Term Loan Credit Agreement dated as of December 9, 2005 among Calumet Lubricants Co., Limited Partnership, as Borrower, and certain of its affiliates, including Calumet Specialty Products Partners, L.P., as Guarantors, and the lenders party thereto.